UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 23, 2008
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Merger Agreement
     On January 27, 2008, Matria Healthcare, Inc. (“Matria”), Inverness Medical Innovations, Inc. (“Inverness”), Milano MH Acquisition Corp., a wholly-owned subsidiary of Inverness (“Merger Sub”), and Milano MH Acquisition LLC, a wholly-owned subsidiary of Inverness (“Merger LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that Merger Sub will merge with and into Matria with Matria continuing as the surviving entity (the “Merger”), which Merger will be followed by a merger of the surviving company with and into Merger LLC with Merger LLC continuing as the surviving entity (the “Upstream Merger”). This transaction is intended to qualify as a reorganization for federal income tax purposes.
     Each issued and outstanding share of Matria common stock (excluding shares owned by Matria or Inverness) will be converted into the right to receive (i) $6.50 in cash and (ii) $32.50 in Inverness convertible preferred stock (convertible at $69.32 into shares of Inverness common stock). A summary of the terms of the Inverness preferred stock to be issued in the transaction is set forth in a Form 8-K filed by Matria on January 28, 2008 and is included as Exhibit B to the Merger Agreement filed with this Report. At any time prior to the closing date of the Merger, Inverness may elect to pay the aggregate merger consideration as $39.00 in cash, without interest, and the parties to the Merger shall not have any obligation to consummate the Upstream Merger.
     Each option to purchase shares of Matria common stock granted under employee and director stock plans of Matria will vest prior to the effective time of the Merger by their terms and each option that is unexercised immediately prior to the effective time of the Merger will be assumed by Inverness and will be converted into the right to acquire shares of Inverness common stock under an exchange ratio as provided for in the Merger Agreement.
     The Merger Agreement contains customary representations, warranties and covenants that the parties made to each other, including, among others, covenants by Matria to conduct its business in the ordinary course between the signing of the Merger Agreement and completion of the Merger, and to maintain and preserve its business organizations and relationships during such period.
     In the Merger Agreement, Matria has agreed to call a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval required in connection with the Merger. Inverness is not required to obtain stockholder approval of the Merger. Matria has also agreed not to solicit alternative transactions or, subject to certain exceptions consistent with the fiduciary duties of the Matria Board of Directors, to enter into discussions concerning, enter into any agreement regarding, or provide confidential information in connection with, an alternative transaction. The Merger Agreement contains certain termination rights for both Matria and Inverness, and further provides that if the Merger Agreement is terminated under certain circumstances, Matria may be required to pay Inverness a termination fee of $27 million.
     The completion of the Merger, which is currently anticipated to occur in the second quarter of 2008, is subject to various closing conditions, including approval by Matria’s stockholders and filings under the Hart-Scott-Rodino Antitrust Improvements Act.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read together with the other information regarding the parties and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in Matria’s and Inverness’ Forms 10-K, Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission (“SEC”).
     The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Inverness or Matria in Inverness’s or Matria’s public reports filed with the SEC. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Inverness or Matria. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which either party may have the right not to consummate the Merger, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.
     Indemnification Agreements
     As of January 23, 2008, Matria entered into indemnification agreements (each, an “Indemnification Agreement”) with each of its directors and named executive officers and certain of its other officers (each, an “Indemnitee”). The Indemnification Agreements are identical in all material respects.
     Each Indemnification Agreement provides, among other things, that, subject to the procedures and conditions set forth in the Indemnification Agreement: (i) if an Indemnitee is, or is threatened to be made, a party to a Claim (as defined in the Indemnification Agreement) by reason of an Indemnifiable Event (as defined in the Indemnification Agreement), Matria shall, with certain exceptions, indemnify the Indemnitee to the fullest extent permitted by law against all Expenses (as defined in the Indemnification Agreement), liabilities, losses, damages, judgments, fines, penalties, excise taxes and amounts paid in settlement arising out of or resulting from such Claim; (ii) if requested by the Indemnitee, and with certain exceptions, Matria shall advance Expenses incurred by the Indemnitee; (iii) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under applicable law, Matria’s certificate of incorporation or bylaws, or otherwise; and (iv) to the extent Matria maintains an insurance policy providing liability insurance for its directors and officers, the Indemnitee will be covered to the maximum extent of the coverage available for any such director or officer. In addition, the Indemnification Agreement establishes guidelines as to the defense of claims by the parties and the relevant burdens of proof.
     The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Additional Information About the Proposed Transaction and Where to Find it:
     In connection with the proposed transaction, Inverness will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Matria’s proxy statement and Inverness’s prospectus for the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED

TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE. The proxy statement/prospectus and other documents which are filed by Inverness with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Inverness to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Investor Relations, or by directing a request when such a filing is made by Matria Healthcare, Inc.,1850 Parkway Place, Marietta, GA 30067, Attention: Secretary.
Participants in The Merger
     Matria, its directors and certain of its executive officers, as well as Inverness, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Matria and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that Inverness and Matria will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Matria is available in Matria’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 30, 2007 and in its annual report on Form 10-K, as filed with the SEC on March 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements reflect the parties’ current views with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; Inverness’ ability to consummate the acquisition, which is subject to approval by the shareholders of Matria and subject to regulatory review; the risk that the Internal Revenue Service may determine that the transaction does not qualify as a reorganization for federal income tax purposes; Inverness’ ability to integrate this and other acquisitions, particularly its health management acquisitions, and to recognize expected benefits; Inverness’ ability to consummate a joint venture for its health management business; Inverness’ ability to compete successfully in the health management sector; Inverness’ ability to continue to successfully develop and manufacture diagnostic testing products and to commercialize products; the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, the risks and uncertainties described in Matria’s annual report on Form 10-K for the year ended December 31, 2006 and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. Inverness and Matria undertake no obligation to update any forward-looking statements contained herein.
Item 8.01 Other Events
     Voting Agreement
     Parker H. Petit, Matria’s Chief Executive Officer and Chairman of the Board, has entered into a Voting Agreement, dated as of January 27, 2008, with Inverness (the “Voting Agreement”). Pursuant to the Voting Agreement, Mr. Petit has agreed, so long as the Merger Agreement is in effect, to vote all of his shares in favor of the Merger Agreement and the related transactions and against any alternative proposal or any other action or agreement that would impair the ability of the parties to complete the Merger. The Voting Agreement terminates automatically upon the termination of the Merger Agreement or the consummation of the Merger.
     The shares of Matria common stock currently owned by Mr. Petit represent approximately 8.0% of the currently outstanding shares of Matria common stock. A copy of the form of Voting Agreement is included as Exhibit A to Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement.
Item 9.01. Financial Statements and Exhibits
(d)      Exhibits
2.1	Agreement and Plan of Merger, dated as of January 27, 2008, among Inverness Medical Innovations, Inc., Milano MH Acquisition Corp., Milano MH Acquisition LLC and Matria Healthcare, Inc.

10.1	Form of Indemnification Agreement

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit

Parker H. Petit Chairman and Chief Executive Officer

Dated: January 29, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of January 27, 2008, among Inverness Medical Innovations, Inc., Milano MH Acquisition Corp., Milano MH Acquisition LLC and Matria Healthcare, Inc.

10.1	Form of Indemnification Agreement